PHILLIPS PETROLEUM COMPANY                               Exhibit 5
BARTLESVILLE, OKLAHOMA 74004   818 661-6600

LEGAL

                              May 9, 1994









Phillips Petroleum Company
Phillips Building
Bartlesville, Oklahoma 74004

Dear Sirs:

     I have acted as counsel for Phillips Petroleum Company, a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement"), being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the proposed offering of an aggregate of 500,000 shares of common stock, $1.25 par value, of the Company (the "Common Stock"). The Common Stock is proposed to be offered and sold by the Company to its employees from time to time under the terms of the Omnibus Securities Plan of Phillips Petroleum Company (the "Plan"), the form of which is filed as
Exhibit 4 to the Registration Statement.

     In connection with the foregoing, I have examined the originals or copies, certified or otherwise authenticated to my satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials and of officers of the Company and other instruments and documents as I have deemed necessary to require as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, I have, where relevant facts were not independently established, relied upon statements of officers of the Company.

     On the basis of the foregoing, I advise you that in my opinion the Common Stock proposed to be sold by the Company, pursuant to the Plan, has been duly authorized for issuance and, subject to the Registration Statement's becoming effective under the Securities Act and to compliance with any applicable state securities or Blue Sky laws, will be when sold under the terms of the Plan legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby

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Phillips Petroleum Company        -2-               May 9, 1994

admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,


                              /s/ Robert C. Koch
                              --------------------